Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sterling Financial Corporation:

We consent to the use of our report dated February 26, 2014, with respect to the consolidated balance sheets of Sterling Financial Corporation as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, incorporated herein by reference.

(signed) KPMG LLP

Seattle, Washington
April 18, 2014